UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ	08536
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

NON-EMPLOYEE DIRECTOR COMPENSATION

On July 9, 2008, the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) modified the annual compensation payable to non-employee directors of the Company, effective as of July 9, 2008.

The compensation was modified by increasing the annual retainer payable to non-employee directors from $55,000 to $60,000. The annual retainer shall be payable in one of the following four ways, at a director’s election: (1) in cash, (2) in restricted stock, (3) one half in cash and one half in restricted stock or (4) in options to purchase common stock (the number of options determined by valuing the options at 25% of the fair market value of the common stock underlying the options), with a maximum of 7,500 options.

The Board of Directors also modified the vesting schedule for future equity grants to be made to non-employee directors, including the retainer grants described above. Options and restricted stock grants will vest on a quarterly basis and be fully vested one year after the grant date.

In addition, the Board of Directors approved an increase in the term of future stock option grants to non-employee directors from six years to eight years.

In addition to the annual retainer, non-employee directors will continue to receive an annual equity grant, at their election, of 7,500 options or 1,875 shares of restricted stock, with the Chairman receiving 10,000 options or 2,500 shares of restricted stock.

A description of the compensation of non-employee directors of the Company is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this item.

AMENDMENTS TO THE INTEGRA LIFESCIENCES HOLDINGS CORPORATION 2003 EQUITY INCENTIVE PLAN

On July 9, 2008, the stockholders of the Company approved (i) the Integra LifeSciences Holdings Corporation Amended and Restated 2003 Equity Incentive Plan (the “Amended Plan”) and (ii) an amendment (the “Amendment”) to the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan (the “2003 Plan”). On April 23, 2008, the Board of Directors of the Company approved the Amended Plan and the Amendment, subject to approval by the Company’s stockholders.

The Amended Plan amends the 2003 Plan by providing a one million share limit on the number of shares of common stock that may be subject to awards granted to any employee under the Amended Plan during any calendar year. The Amended Plan also makes other minor and clarifying changes to the 2003 Plan. In particular, the Amended Plan (i) amends the definition of “fair market value” of our common stock in certain circumstances to refer to the quoted closing price or the mean of the high bid and low asked prices for our common stock on the date on which fair market value is being determined (or, if such prices are not available on that day, then on the last preceding date on which prices were available), (ii) expands the prohibition on the Compensation Committee’s authority to lower the exercise price of any option to also prohibit its authority to lower the exercise price of any stock appreciation right, (iii) provides that the maximum term for any stock appreciation right is ten years from the date of grant or such earlier date as may be specified in the award agreement and (iv) clarifies that issuances of restricted stock granted under the Amended Plan for no consideration are limited to the extent permitted by applicable law.

The Amendment increases the maximum number of shares of common stock which may be issued or awarded under the plan from 4,000,000 to 4,750,000.

A copy of the Amended and Restated Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item. A copy of the Amendment is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Compensation of Non-Employee Directors of Integra LifeSciences Holdings Corporation

10.2	Integra LifeSciences Holdings Corporation Amended and Restated 2003 Equity Incentive Plan

10.3	Amendment to the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: July 11, 2008	By:	/s/ Stuart M. Essig

Stuart M. Essig
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Compensation of Non-Employee Directors of Integra LifeSciences Holdings Corporation

10.2	Integra LifeSciences Holdings Corporation Amended and Restated 2003 Equity Incentive Plan

10.3	Amendment to the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan